Exhibit 23.2

Dale Matheson Carr-Hilton LaBonte, Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Form S-8 Registration Statement dated April 21, 2005 for AGRONIX, INC. of our report dated February 28, 2005 relating to the December 31, 2004 consolidated financial statements of the Registrant, which appear in such form.

/s/ Dale Matheson Carr-Hilton LaBonte, Chartered Accountants,

Vancouver, B.C. Canada

April 21, 2005